                                                                     EXHIBIT 1.1



                  SANCTUARY WOODS MULTIMEDIA CORPORATION, INC.

                      SUBSCRIPTION RIGHTS AGENCY AGREEMENT

This Subscription Rights Agency Agreement (the "Agreement") is made as of this 24th day of February, 1997, by and between SANCTUARY WOODS MULTIMEDIA CORPORATION, INC., a British Columbia corporation (the "Company"); and Bank of Boston, a national banking association, as subscription and distribution agent ("Agent").

WHEREAS, the Company proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Company (the "Subscription Certificates") to shareholders of record (the "Shareholders") of its Common Stock, as of a record date specified by the Company (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe for shares of Common Stock, as described in and upon such terms as are set forth in the final prospectus (the "Prospectus") included in the Form S- 2 Registration Statement originally filed by the Company with the Securities and Exchange Commission on January 17, 1997, as amended (as amended, the "Registration Statement"), in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Act");

WHEREAS, the Company wishes the Agent to perform certain acts on its behalf and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Pursuant to resolution of its Board of Directors, the Company hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

2.       (a)    Each Subscription Certificate shall evidence the Rights of the
                Shareholder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

         (b) Upon the written advice of the Company signed by its Chairman, President, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of Shareholders as of the Record Date to be prepared by the transfer agent of the Company, prepare and record Subscription Certificates in the names of the Shareholders, setting forth the number of Rights to subscribe to Common Stock calculated on the basis of one Right for each share of Common Stock recorded on the books of the Company in the name of each such Shareholder as of the Record Date.

3.       Rights and Issuance of Subscription Certificates.

         (a) Each Subscription Certificate shall be non-transferable and shall, unless exercised by the holder thereof in the manner set forth in the Prospectus, expire upon the expiration of the offer. The Agent shall maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded to the following:


                 (1) The right (the "Primary Subscription Right") to purchase a number of shares of Common Stock equal to one share of Common Stock for every one (1) Right(s); provided, however, that no fractional shares of Common Stock shall be issued; and

                 (2) The right (the "Primary Over-Subscription Right") to purchase additional shares of Common Stock, subject to the availability of such shares and to allotment of such shares as may be available among Shareholders who exercise Over-Subscription Rights on the basis specified in the Prospectus; provided, however, that a Shareholder who has not exercised his Primary Subscription Right with respect to the full number of shares that such Shareholder is entitled to purchase by virtue of his Primary Subscription Right as of the Expiration Date (as hereinafter defined), if any, shall not be entitled to any Over-Subscription Right.

         (b) A Shareholder may exercise his Primary Subscription Right and Over-Subscription Right by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the estimated subscription price for each share of Common Stock subscribed for by exercise of such Rights, in United States dollars by money order or check drawn on a bank located in the United States and in each case payable to the order of Sanctuary Woods Mutlimedia Corporation, Inc.

         (c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York City time on such date as the Company shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

         (d) Not withstanding the provisions of Section 3(b) and 3(c) above regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York

                 City time on the Expiration Date, if prior to such time the Agent receives a properly completed and executed Notice of Guaranteed Delivery in the form accompanying the Prospectus by facsimile or otherwise from a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, guaranteeing delivery of
                 (i) payment of the full subscription price for shares purchased and subscribed for by virtue of a Subscription Certificate, and (ii) a properly completed and executed Subscription Certificate, then such exercise of Primary Subscription Rights and Over-Subscription Rights shall be regarded as timely, subject, however, to receipt of the duly-executed Subscription Certificate, together will full payment, by the Agent within three business days after the Expiration Date.

         (e) On a date (the "Confirmation Date") that is no later than eight business days after the Expiration Date (as defined in the Prospectus), the Agent shall send a confirmation to each Shareholder (or, for shares of Common Stock on the Record Date held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), showing (i) the number of shares acquired pursuant to the Primary Subscription Rights, (ii) the number of shares, if any, acquired pursuant to the Over-Subscription Rights, (iii) the per share and total purchase price for the shares, (iv) any amount payable to the Shareholder pursuant to Section 8 below, and (v) any additional amount payable by the Shareholder to the Company or any excess to be refunded by the Company to the Shareholder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Shareholder must be received by the Agent within ten business days after the Confirmation Date. Any excess payment to be refunded by the Company to a Shareholder shall be mailed by the Agent to the Shareholder as provided in Section 6 below.

4. Pursuant to the terms of the Prospectus, the Company reserves the right to increase the number of shares of Common Stock subject to subscription by up to ___% (any such, an Increased Allocation"). The Agent shall confer with the Company concerning the Company's decision as to whether or not to undertake an Increased Allocation. If, after allocation of shares of Common Stock to persons exercising Primary Subscription Rights, there remain unexercised Rights (taking into account any Increased Allocation elected by the Company), then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to persons exercising Over-Subscription Rights, in the amounts of such over-subscriptions. If the number of shares for which Over-Subscription Rights have been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising Over-Subscription Rights pro rata based solely on the number of shares of Common Stock held on the Record Date.


5. All proceeds from the exercise of Rights shall be held by the Agent in a segregated, interest-bearing account in the name of the Company.
         The Agent shall advise the

         Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.


6.       (a)     The Agent shall mail to the Shareholders as soon as
                 practicable after the Confirmation Date and after full payment for the shares subscribed for has cleared: (i) certificates representing those shares purchased pursuant to exercise of Primary Subscription Rights and those shares purchased pursuant to the exercise of Over-Subscription Rights; and (ii) in the case of each Shareholder who subscribed and paid for shares at an estimated subscription price greater than the actual Subscription Price, a refund in the amount of the difference between the estimated subscription price and the actual Subscription Price.

         (b) The Agent shall deliver the proceeds of the exercise of Rights to the Company as promptly as practicable, but in no event later than 20 business days after the Expiration Date.


7. The Agent shall account promptly to the Company with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of shares of Common Stock upon the exercise of Rights.


8. In the event the Agent does not receive, within ten business days after the Confirmation Date, any amount due from a Shareholder as specified in Section 3 (e), then it shall take such action with respect to such Shareholder's Rights as may be instructed in writing by the Company, including without limitation (i) applying any payment actually received by it toward the purchase of the greatest whole number of shares of Common Stock which could be acquired with such payment, (ii) allocating the shares subject to such Subscription Rights to one or more other Shareholders, and (iii) selling all or a portion of the shares of Common Stock deliverable upon exercise of such Rights on the open market, and applying the proceeds thereof to the amount owed.

9. No Subscription Certificate shall entitle a Shareholder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Shareholder any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting shareholders or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

10.      (a)     The Company covenants that all shares of Common Stock issued upon exercise of the Rights will be validly issued, fully paid, non-assessable and free of preemptive rights.

         (b) Upon request, the Company shall furnish to the Agent an opinion of counsel or other evidence satisfactory to the Agent to the effect that a registration statement is then in effect with respect to its shares of Common Stock issuable upon exercise of the Rights set forth in the Subscription Rights. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Company and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.


11.      (a)     Any corporation into which the Agent may be merged or
                 converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any document by any of the parties hereto, provided that such corporation would be eligible for appointment as a successor to the Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription
                 Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the Agent and deliver such Subscription Certificates as countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the successor to the Agent may countersign such Subscription
                 Certificates either in the name of the Agent or in the name of the successor Agent, and in all such cases such Subscription
                 Certificates shall have the full force and legal effect provided in the Subscription Certificates and in this Agreement.

         (b) If, at any time, the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

12. The Company agrees to pay to the Agent at the completion of the offering, on demand of the Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable out-of-pocket expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder as provided for in Appendix A attached hereto.


13. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

         (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Company delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (b) The Agent shall not be responsible for and the Company shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (c) The Agent shall be liable hereunder only for its own negligence or misconduct, and for the negligence or misconduct of its agents or subcontractors.

         (d) Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity;

         (e) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Company and to apply to any such officer or assistant officer of the Company for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer of the Company; and

         (f) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or Certificate for Common Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.


14. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate or the Prospectus except insofar as any such change may confer additional rights upon the Shareholders.


15. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

16. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.






BANK OF BOSTON                         SANCTUARY WOODS MULTIMEDIA
                                         CORPORATION, INC.,


_________________________              ____________________________
Signature                              Signature

_________________________              ____________________________
Title                                  Title